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                              HILLS STORES COMPANY,
                                           ISSUER




                                       AND

                         HILLS DEPARTMENT STORE COMPANY,
                                             GUARANTOR





                                       TO

                       FLEET BANK OF MASSACHUSETTS, N.A.,
                                             TRUSTEE





                                   ----------


                          THIRD SUPPLEMENTAL INDENTURE

                          DATED AS OF JANUARY 15, 1996


                                 SUPPLEMENTAL TO

                      INDENTURE DATED AS OF OCTOBER 1, 1993

                                  AS AMENDED BY

            FIRST SUPPLEMENTAL INDENTURE DATED AS OF JANUARY 1, 1995

                                       AND

            SECOND SUPPLEMENTAL INDENTURE DATED AS OF AUGUST 1, 1995


                                   ----------


                          10.25% SENIOR NOTES DUE 2003



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                                TABLE OF CONTENTS
                                -----------------


                                                                            PAGE
                                                                            ----

PARTIES ....................................................................   1
RECITALS ...................................................................   1


                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.  Capitalized Terms ............................................   1
Section 102.  Effectiveness of Third Supplemental Indenture ................   1
Section 103.  Incorporation of Third Supplemental Indenture into Indenture .   1
Section 104.  Effect of Headings and Table of Contents .....................   2
Section 105.  Governing Law ................................................   2
Section 106.  Counterparts .................................................   2


                                   ARTICLE TWO
                      AMENDMENTS TO PROVISIONS OF INDENTURE

Section 201.  Definitions ..................................................   2
Section 202.  Form of Note .................................................   3
Section 203.  Title and Terms ..............................................   3
Section 204.  Events of Default ............................................   3
Section 205.  Supplemental Indentures with Consent of Holders ..............   4
Section 206.  Limitation on Indebtedness ...................................   4
Section 207.  Limitation on Restricted Payments ............................   5
Section 208.  Redemption at Option of Holders ..............................   5


TESTIMONIUM ................................................................   7
SIGNATURES AND SEALS .......................................................   7
ACKNOWLEDGMENTS ............................................................   8


                                      i

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     THIRD  SUPPLEMENTAL  INDENTURE,  dated as of January 15, 1996,  among HILLS
STORES  COMPANY  (the  "Company")  and  HILLS   DEPARTMENT  STORE  COMPANY  (the
"Guarantor"), each a corporation duly organized and existing under the laws of the State of Delaware with its principal office at 15 Dan Road, Canton, Massachusetts 02021-9128, and FLEET BANK OF MASSACHUSETTS, N.A. (the "Trustee"), a national banking association with its Corporate Trust Office at Fleet Center, Mailstop MA BO F04B, 75 State Street, Boston, Massachusetts 02109-1810, as trustee under the Indenture dated as of October 1, 1993, as amended by the First Supplemental Indenture dated as of January 1, 1995 and the Second Supplemental Indenture dated as of August 1, 1995, among the Company, the Guarantor and the Trustee (as so amended, the "Indenture").

                                    RECITALS

     Section 902 of the Indenture provides that, except with respect to certain specified provisions, the Indenture may be supplemented with the consent of the Holders of not less than sixty percent in principal amount of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders under the Indenture.

     The Company and the Guarantor wish to supplement the Indenture to change certain provisions of the Indenture as set forth below, and the Holders of sixty percent in principal amount of the Outstanding Notes as of January 9, 1996 have consented to the execution of this Third Supplemental Indenture.

     The Company and the Guarantor hereby covenant and represent that all things necessary have been done to make this Third Supplemental Indenture a legal, valid and binding agreement of the Company and the Guarantor in accordance with the terms hereof and of the Indenture. The Trustee hereby covenants and represents that it has power and authority to enter into this Third Supplemental Indenture.

          NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed as follows:


                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.  Capitalized Terms.

     Capitalized terms used herein and not otherwise defined herein are used with the respective meanings ascribed to such terms in the Indenture.

SECTION 102.  Effectiveness of Third Supplemental Indenture.

     This Third Supplemental Indenture shall be effective upon its execution by the Company, the Guarantor and the Trustee.

SECTION 103.  Incorporation of Third Supplemental Indenture into Indenture.

     This Third Supplemental Indenture is executed by the Company, the Guarantor and the Trustee pursuant to the provisions of Section 902 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes upon the effectiveness of this Third Supplemental

Indenture pursuant to Section 102 of this Third Supplemental Indenture. Subject to the effectiveness of this Third Supplemental Indenture, the Indenture, as supplemented by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 104.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 105.  Governing Law.

     This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 106.  Counterparts.

     This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                                   ARTICLE TWO

                      AMENDMENTS TO PROVISIONS OF INDENTURE

SECTION 201.  Definitions.

     Section 101 of the Indenture is hereby amended as follows:

           (a) The following definition is inserted between the definitions of "Interest Payment Date" and "Lien":

               "`Interest Rate' means the rate at which interest accrues on the Notes from time to time, which rate shall be 10.25% per annum prior to January 13, 1996, 10.75% per annum from January 13, 1996 through March 31, 1997, 11.25% per annum from April 1, 1997 through March 31, 1998, and thereafter shall increase by 1.00% per annum effective April 1 of each succeeding year."

           (b) The definition of "Restricted Payments" is deleted in its entirety.

           (c) The following definitions are inserted immediately before the definition of "Senior Principal Limitation":

               "`Second Consent' means a consent validly delivered (and not revoked) pursuant to, and in accordance with, the Company's Consent Solicitation Statement dated December 7, 1995 (as amended as of December 29, 1995), with respect to the Third Supplemental Indenture to this Indenture.

                "`Second Consent Fee' has the meaning specified in Section 1103(d)."

SECTION 202.  Form of Note.

     Section 202 of the Indenture is hereby amended as follows:

          (a) The phrase "at the rate of 10.25% per annum" in the first sentence of the first paragraph under [Form of Face of Note] therein is hereby deleted and the following is substituted therefor:

     "at the Interest Rate (which shall be 10.25% per annum prior to January 13, 1996, 10.75% per annum from January 13, 1996 through March 31, 1997, 11.25%
     per annum from April 1, 1997 through March 31, 1998, and thereafter shall increase by 1.00% per annum effective April 1 of each succeeding year)"

          (b) The first sentence of the fourth paragraph under [Form of Reverse of Note] therein is hereby deleted and the following is substituted therefor:

               "The Company shall offer to redeem all (but not less than all) of this Note, in accordance with the terms set forth in the Indenture, by notice mailed to the Holder on or before April 3, 1996, provided that the Company may elect, in accordance with the terms of the Indenture, to defer the mailing of such notice until a date on or before April 5, 1997 or a date on or before June 8, 1998. In the event the Holder elects to have this Note redeemed pursuant to such a notice, the Company shall effect such redemption, in accordance with the terms of the Indenture and such notice, at a Redemption Price equal to (i) if such notice is mailed on or before December 31, 1996 and is not validly revoked, 101% of the principal amount thereof plus interest accrued to the Redemption Date, or (ii) if such notice is mailed on or after January 1, 1997, 102% of the principal amount thereof plus interest accrued to the Redemption Date."

SECTION 203.  Title and Terms.

     Section 301 of the Indenture is hereby amended by deleting the phrase "at the rate of 10.25% per annum" in the second sentence of the second paragraph therein and substituting therefor "at the Interest Rate".

SECTION 204.  Events of Default.

     Section 501 of the Indenture is hereby amended as follows:

          (a) Clause (a) is deleted in its entirety and the following is substituted therefor:

               "(a) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity, including a Maturity established in accordance with a notice delivered under Section 1103(b), or a default in the payment of any Consent Fee that may be due under Section 1103(c)(ii) or any Second Consent Fee that may be due under Section 1103(d)(ii);"

          (b) Clause (c) is deleted in its entirety and the following is substituted therefor:

               "(c) default in the  performance,  or breach,  of Section 801,
          Section 1007 or the notice provisions of Section 1103(b) (as the obligations of the Company under such notice provisions may be modified in accordance with Section 1103(c)or(d)), and continuance of such default or breach for a period of 15 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee
     by any Holder, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;" Section 205. Supplemental Indentures with Consent of Holders.

SECTION 205.  Supplemental Indentures with Consent of Holders.

     Section 902 of the Indenture is hereby amended by deleting the provision of Subsection (a)(i) following the penultimate semicolon therein (which provision commences with the words "or change the Redemption Date") in its entirety and substituting therefor the following:

     "or change the Redemption Date or the Redemption Price for the redemption of a Note pursuant to Section 1103 at any time after the date on which a notice with respect to such redemption has been mailed to the Holder of such Note pursuant to Section 1103(b) (including any notice for which mailing was deferred in accordance with Section 1103(c) or (d), but in any event excluding any notice that has been revoked in accordance with Section 1103(c) or (d)) and before the initial date (if any) on which such Holder is no longer entitled to have, or to elect to have, such Note redeemed pursuant to Section 1103;"

SECTION 206.  Limitation on Indebtedness

     Section 1006 of the Indenture is hereby amended as follows:

     (a) Subsection (c)(i) is amended by adding the following proviso at the end thereof:

     "provided that (A) if such four fiscal quarters include the quarterly period ended July 29, 1995, the amount otherwise determined by this Subsection (i) shall be increased by $43,292,000, which represents the amount of "Costs related to change in control" reflected in the Consolidated Statement of Operations of the Company for the quarterly period ended July 29, 1995 (the "Change in Control Costs"), (B) if such four fiscal quarters include a fiscal quarter in which Aggregate Consolidated Income reflects a credit on account of a correction, adjustment or reversal of any of the Change in Control Costs, the amount otherwise determined by this Clause (i) shall be decreased by the amount of such credit, and (C) if such four fiscal quarters include a fiscal quarter in which Aggregate Consolidated Income reflects a charge on account of a correction, adjustment or reversal of any credit referred to in the preceding clause (B), the amount otherwise determined by this Subsection
     (i) shall be increased by the amount of such charge;"

     (b) Clause (c) is amended by substituting a semicolon (";") for the period (".") at the end thereof, and inserting the following sentence at the end thereof:

     "notwithstanding the foregoing, if any such date of determination occurs on or after December 7, 1995 and before January 15, 1996, the "Consolidated Fixed Charge Coverage Ratio" shall mean the ratio computed as of such date of determination using the formula set forth above, rather than the ratio computed using the formula contained in this Clause (c) as in effect on such date of determination."

SECTION 207.  Limitations on Restricted Payments.

     Section 1007 of the Indenture is hereby deleted in its entirety and the following is substituted therefor:

     "From and after January 15, 1996, the Company will not directly or indirectly (i) declare or pay any dividend (other than a dividend payable solely in Common Stock) or make any other distribution on its Capital Stock whether in cash, property, securities or a combination thereof or (ii) purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary of the Company directly or indirectly to purchase, redeem or otherwise acquire or retire for value, any shares of its Capital Stock, other than in exchange for Common Stock or options, warrants or other rights to purchase Common Stock or Capital Stock of the same class and series or, if such Capital Stock is Redeemable Stock, in exchange for Capital Stock of the Company that is not Redeemable Stock and is not exchangeable for or convertible into Redeemable Stock or Indebtedness of the Company or any of its Subsidiaries and other than as may be required by or for the purpose of reissuing shares of Capital Stock pursuant to stock option plans, stock purchase plans and the like."

SECTION 208.  Redemption at Option of Holders.

     Section 1103 of the Indenture is hereby amended as follows:

          (a) The first sentence of Clause (a) is amended by deleting the word "Upon" at the beginning thereof and substituting the phrase "Except as provided in Clause (f) below, upon".

          (b) Clause (b) is amended by deleting the parenthetical in the first sentence thereof and substituting therefor the phrase "(other than a DPI Change of Control Event and other than as provided in Clause (f) below)".

          (c) Clause (c) is deleted in its entirety and the following is substituted therefor:

               "(c) On or before April 3, 1996 (or, in the event the Company exercises its election pursuant to Section 1103(d), on or before April 5, 1997 or, in the event the Company exercises both its election pursuant to Section 1103(d) and its election pursuant to Section 1103(e), on or before June 8, 1998), the Company shall mail to each Holder of Notes, with a copy to the Trustee, a notice stating:

                    "(i) such  Holder has the right to elect to have the Company redeem all (but not less than all) of such Notes at a Redemption Price equal to 101% or 102%, as the case may be, of the principal amount thereof, plus accrued interest, if any, to the Redemption Date;

                    "(ii) the circumstances and relevant facts regarding the DPI
               Change of Control Event (including, to the extent the Company determines to be appropriate, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the DPI Change of Control Event);

                    "(iii)the Redemption Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed and which shall in any event be no later than May 3, 1996 (or, in the event the Company exercises its election pursuant to Section 1103(d), no later than May 5, 1997, or, in the event the Company exercises both its election pursuant to Section 1103(d) and its election pursuant to Section 1103(e), no later than July 8, 1998); and

                    "(iv) such other  instructions as the Company may establish, consistent with this Section, in order for such Holder to elect to have such Notes redeemed, which instructions shall afford such Holder at least 15 days from the date such notice is mailed to provide written notice of such Holder's election to have such Notes redeemed.

     "Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure duly to give such notice by mail, or any defect in such notice, to any Holder shall not affect the validity of the proceedings for the redemption of any Notes held by other Holders."

     (d) The following Clauses (e) and (f) are added to the end of Section 1103:

          "(e) If (and  only if) the  Company  makes the  election  set forth in
     Section 1103(d), the Company may, but shall not be obligated to, elect to defer the mailing of the notice contemplated by Section 1103(c) further, such that the notice need not be mailed on or before April 5, 1997, and shall instead be mailed on or before June 8, 1998. In order to make such election the Company shall (i) mail to each Holder on or before April 21, 1997 a notice of election stating that the Company has elected to defer the mailing of the notice contemplated by Section 1103(c) until on or before June 8, 1998 and (ii) pay, on or before May 5, 1997, to each person who is a Holder of Notes as of a date specified in such notice of election (which date shall be selected by the Company in its discretion, but shall not be earlier than the date on which such notice of election is mailed and shall not be later than the date on which such payment is due) an amount equal to 5.5% of the principal amount of such Notes (the "Second Consent Fee"). In the event that at the time of mailing of the notice of election by the Company pursuant to this Section 1103(e), the Company has previously mailed the notice contemplated by Section 1103(c), such notice of election pursuant to this Section 1103(e) shall revoke and make null and void any such notice mailed pursuant to Section 1103(c). No consent or other approval of, or any action by, any Holder shall be required in order for the Company to exercise the election set forth in this Section 1103(e).

          "(f) Notwithstanding any other provision of this Section 1103, the Company will not be obligated to offer to redeem the Notes held by each Holder as contemplated by Clauses (a) and (b) of this Section 1103 in connection with a Change of Control Event if:

               "(i) in connection with such Change of Control Event, the Company receives a gross amount in cash totalling at least $40,000,000, before deducting fees or expenses attributable to any transaction in which such amount was obtained (the net amount of such cash, after deducting such fees and expenses, is referred to herein as the "New Net Capital") in exchange for Capital Stock of the Company or options, warrants or other rights to purchase Capital Stock of the Company; and

                    "(ii) either:

                         "(A) not later  than 90 days  after the  occurrence  of
                    such Change of Control Event, the Company purchases Notes (in the open market, in private transactions or otherwise) and/or redeems Notes pursuant to Section 1101 for an aggregate purchase and/or redemption price (including payments for accrued interest) that is not less than 50% of the New Net Capital, or

                         "(B) to the extent that the aggregate  purchase  and/or
                    redemption price described in paragraph (A) above is less than 50% of the New Net Capital, then, not later than 95 days after the occurrence of such Change of Control Event, the Company notifies the Trustee, pursuant to the last sentence of Section 1101, that the Company will redeem Notes in a principal amount such that the Redemption Prices therefor and the accrued interest thereon, together with the aggregate purchase and/or redemption price paid as described in paragraph (A) above, will total at least 50% of the New Net Capital."

                                           * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        HILLS STORES COMPANY
[CORPORATE SEAL]

                                        By: /s/ William K. Friend
                                        ----------------------------------------
Attest:                                     Vice President-Secretary


By: /s/ Richard C. Doran
    --------------------------------
    Assistant Secretary


                                        HILLS DEPARTMENT STORE COMPANY

[CORPORATE SEAL]

                                        By: /s/ Bruce A. Caldwell
                                        ----------------------------------------
Attest:                                     Vice President-Treasurer


By: /s/ Richard C. Doran
    --------------------------------
    Assistant Secretary


                                        FLEET BANK OF MASSACHUSETTS, N.A.,
                                           as Trustee
[CORPORATE SEAL]

                                        By: /s/ Frank Kimball
                                        ----------------------------------------
Attest:


By: /s/ Paul D. Allen
    --------------------------------

THE COMMONWEALTH OF MASSACHUSETTS       )
COUNTY OF NORFOLK                       ) SS.:
         ------------------

        On the 17TH day of January, 1996, before me personally came WILLIAM K.FRIEND, residing at 15 DAN ROAD, CANTON, MA , to me known, who, being by me duly sworn, did depose and say that he is VICE PRESIDENT-SECRETARY of Hills Stores Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[SEAL]

                                               /s/ Kelly D. McCarthy
                                               ---------------------------------
                                               My Commission expires:  8/11/2000

THE COMMONWEALTH OF MASSACHUSETTS       )
COUNTY OF NORFOLK                       ) SS.:
         ------------------

        On the 17TH day of January, 1996, before me personally came BRUCE A. CALDWELL,residing at 15 DAN ROAD, CANTON, MA, to me known, who, being by me duly sworn, did depose and say that he is VICE PRESIDENT-TREASURER of Hills Department Stores Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


[SEAL]

                                               /s/ Kelly D. McCarthy
                                               ---------------------------------
                                               My Commission expires:  8/11/2000


THE STATE OF RHODE ISLAND               )
COUNTY OF PROVIDENCE                    ) SS.:
         ------------------

        On the 19TH day of January, 1996, before me personally came FRANK KIMBALL, residing at CRANSTON, RI, to me known, who, being by me duly sworn, did depose and say that he is VICE PRESIDENT, Corporate Trust of Fleet Bank of Massachusetts, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[SEAL]

                                               /s/ Cheryl A. Saccoccio
                                               --------------------------------
                                               My Commission expires: 8/24/1997